                                    AMENDMENT
                                       TO
                              ACQUISITION AGREEMENT

THIS  AMENDMENT  TO  ACQUISITION AGREEMENT is dated this 17th day of July, 2002.

BETWEEN:

          LOOP COMMUNICATIONS INC., a company incorporated pursuant to the laws of Canada and having an office located at 4200 No. 3 Road, Suite #130, Richmond, British Columbia, V6X 2C2; ("Loop")
AND:
          ALLAN CHENG, of 4200 No. 3 Road, Suite #130, Richmond, British Columbia, V6X 2C2; ("Cheng")
AND:
          SURFORAMA.COM, INC., a company incorporated pursuant to the laws of the State of Nevada and having an office located at 700 - 555 West Hastings Street, Vancouver, British Columbia, Canada, V6B 1N2; ("Surforama")



WHEREAS:

A. The above named parties ("Parties") entered into an Acquisition Agreement (the "Agreement") dated January 22, 2002.

B. Pursuant to the Agreement, Closing occurred on May 21, 2002 due to Loop's completion of their financing as required under paragraph 8 of the Agreement.

C. Loop has failed to satisfy a requirement that survived Closing. Specifically, Loop has not provided Surforama audited consolidated financial statements as required under paragraph 1(e).

D. As a result, the Parties wish to reverse and postpone the closing and all previous actions taken on May 21, 2002 with the result being that all 5,940,000 shares that Surforama issued to Mr. Allan Cheng shall be returned to Surforama and all of the issued and outstanding shares of Loop issued to Surforama shall be returned to Loop.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements and covenants herein contained, the parties hereby covenant and agree as follows:

1.     CANCELLATION  OF  FIRST  CLOSING

All previous actions taken at the first closing on May 21, 2002 shall be reversed with the result being that all 5,940,000 shares that Surforama issued to Mr. Allan Cheng shall be returned to Surforama and all of the issued and outstanding shares of Loop issued to Surforama shall be returned to Loop. Such shares shall be reissued only upon satisfaction of Loop's requirement to deliver its audited financials.


2.     REQUIREMENTS  OF  CLOSING

All terms, obligations, representations, warranties and conditions precedent required for Closing under the Agreement remain as requirements for Closing pursuant to this Amendment with the exception of the following added provision:

Loop shall have ninety (90) days from the date of the execution of this Amendment to deliver to Surforama audited consolidated financial statements, prepared in accordance with United States generally accepted accounting principles and fairly representing Loop's financial position at that date. If Loop fails to provide these financials in this time period or if the financials fail to be acceptable to Surforama, the Acquisition Agreement and this Amendment to the Acquisition Agreement will be terminated and no exchange of shares shall occur.

3.     DATE  OF  CLOSING

Closing shall occur within five days of receipt of the audited financials and acceptance by Surforama.


IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

LOOP COMMUNICATIONS INC.               SURFORAMA.COM, INC.

PER: /s/ Allan Cheng                   PER: /s/ Mike Hanson
_____________________________               _______________________________
Authorized  Signatory                         Authorized  Signatory



__________________________
Allan  Cheng